EXHIBIT 99.1

     Knology Announces Termination of Agreement to Sell Cerritos,
              California Cable System to Orange Broadband

    WEST POINT, Ga.--(BUSINESS WIRE)--Jan. 7, 2005--Knology, Inc. (NASDAQ:KNOL) announced today that Orange Broadband, Inc. has exercised its right to terminate its asset purchase agreement with Knology for the purchase of Knology's cable system located in Cerritos, California. Orange Broadband and the City of Cerritos were unable to reach an agreement. Knology acquired the Cerritos cable system in December 2003 from Verizon Media Ventures Inc. in conjunction with its acquisition of Verizon Media's Pinellas County, Florida operations.
    "We are disappointed in Orange Broadband's decision to no longer pursue the Cerritos franchise, however we are pleased with the interest we have received in the Cerritos property, and we are confident in our ability to reach an agreement with another buyer for the Cerritos assets," said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. "We believe the City of Cerritos is excited about the opportunity to upgrade the cable system in Cerritos and is looking forward to negotiating a franchise providing for these system upgrades." Knology will continue to engage DH Capital, LLC as its exclusive advisor with respect to its efforts to sell the Cerritos property.

    About Knology

    Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem.
    Knology's fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

    Information about Forward-Looking Statements

    This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. Our revenues and earnings and our ability to achieve our planned business objectives will be subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that our suppliers may refuse to continue doing business with us, (3) that we will fail to be competitive with existing and new competitors, (4) that we will not adequately respond to technological developments that impact our industry and markets, (5) that needed financing will not be available to us if and as needed, (6) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (7) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, (8) that there can be no assurance Knology will successfully negotiate a sale of its Cerritos cable assets. If Knology is unable to sell the Cerritos assets in a timely manner, or on acceptable terms, the financial condition of the company may be adversely affected, and (9) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2003, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements.

    CONTACT: Knology, Inc., West Point
             Rob Mills, 706-645-8970
             rob.mills@knology.com